NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           July 14, 1998

TO OUR STOCKHOLDERS:

       Notice is hereby given that the Annual Meeting of Stockholders of NPC International, Inc. (the "Company") will be held at the Memorial Auditorium, 503 North Pine, Pittsburg, Kansas, on Tuesday, July 14, 1998, at 10:00 a.m., Central Time, to consider and take action with respect to the following:

       1.To  elect two directors to serve a three-year term
         and   until  their  successors  are  elected  and
         qualified;
       2.To transact such other business as may properly come before the meeting or any adjournment of the meeting.

      Only Stockholders of record at the close of business on May 26, 1998, will be entitled to notice and to vote at the meeting or any adjournment or postponement thereof. The annual report to Stockholders for the year ended March 31, 1998, is enclosed herewith. A complete list of Stockholders entitled to notice of and to vote at the meeting will be available and open to the examination of any Stockholder for any purpose germane to the meeting during ordinary business hours on and after July 4, 1998, at the office of the Company, 720 W. 20th Street, Pittsburg, Kansas 66762.

     All Stockholders are cordially invited to attend the meeting. For the convenience of those Stockholders who do not expect to attend the meeting in person and desire to have their stock voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any Stockholder who later finds he or she can be present at the meeting, or for any other reason desires to do so, may revoke this proxy if done so in writing to the Secretary of the Company at any time before it is voted.

      Please complete, sign, date and mail promptly the proxy card in the return envelope furnished for that purpose, even if you currently plan to attend the meeting.

                              By Order of the Board of Directors,




                              David G. Short
                              Secretary
Pittsburg, Kansas
June 3, 1998

                      NPC INTERNATIONAL, INC.
                        720 W. 20TH STREET
                      PITTSBURG, KANSAS 66762

                          PROXY STATEMENT
              FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON JULY 14, 1998


      This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of NPC International, Inc. (the "Company"), to be voted at its Annual Meeting of Stockholders to be held at the Memorial Auditorium, 503 North Pine, Pittsburg, Kansas at 10:00 a.m. Central Time on Tuesday, July 14, 1998. The mailing address of the principal executive office of the Company is 720 West 20th Street, Pittsburg, Kansas 66762. The individuals named as proxies are O. Gene Bicknell and James K. Schwartz. Proxies may be solicited by use of the mails, by personal interview, or by telephone and may be solicited by officers and directors and by other employees of the Company. Brokers, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their appropriate expenses in forwarding such material. All costs of solicitation of proxies will be borne by the Company.

      Only stockholders of record of the Common Stock, $.01 par value per share (the "Common Stock"), as of the close of business on May 26, 1998, are entitled to vote on the issues presented for a vote at the meeting or any adjournment or postponement thereof. At the close of business on May 26, 1998, the record date for the determination of Stockholders entitled to vote at the Annual Meeting, there were 24,758,822 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Stockholder action at the meeting. All shares of Common Stock have cumulative voting rights in the election of directors, and there are no conditions precedent to the exercise of those rights. Cumulative voting means a Stockholder is entitled to cast a total number of votes equal to the number of his shares multiplied by the number of directors to be elected at the meeting and can cast them all for one nominee or can divide them among as many nominees as he or she chooses. A holder of Common Stock may divide his or her cumulative votes among the nominees by marking the proxy card according to instructions on the card. If a Stockholder does not allocate his or her votes, then such Stockholder's cumulative votes will be allocated equally among the nominees for whom authority to vote is granted. An affirmative vote of the majority of the outstanding shares of Common Stock present at the meeting in person or by proxy is required for the approval of any other matter properly brought before this meeting.

      All shares of Common Stock represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted FOR the election of the Directors named as nominees in this Proxy Statement. A holder of Common Stock giving a proxy has the power to revoke it any time before it is voted by notifying the Secretary of the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the meeting. Votes submitted as abstentions on any proposal will be counted as present for purposes of establishing a quorum, but unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote. Broker "non-votes" will count as present for quorum purposes but will not count for or against any proposal. A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

      AS OF THE ANNUAL MEETING RECORD DATE, MR. O. GENE BICKNELL, THE CHIEF EXECUTIVE OFFICER AND THE CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY, BENEFICIALLY HELD 14,862,366 SHARES CONSTITUTING APPROXIMATELY 60% OF THE COMMON STOCK. MR. BICKNELL HAS INFORMED THE COMPANY THAT HE INTENDS TO VOTE ALL SUCH SHARES FOR THE ELECTION OF DIRECTORS NAMED AS NOMINEES IN THIS PROXY STATEMENT. IF HE VOTES SUCH SHARES ACCORDINGLY, THEN SUCH ELECTION AND RATIFICATION WILL BE APPROVED REGARDLESS OF HOW ANY OTHER HOLDER OF SHARES VOTES WITH RESPECT TO THE PROPOSAL.

This Proxy Statement and the form of proxy are first being mailed to Stockholders on or around June 16, 1998.


      ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, EXECUTE AND RETURN THE FORM OF PROXY SENT TO THEM WITH THIS PROXY STATEMENT.


                        PROPOSAL NUMBER ONE
                     ELECTION OF TWO DIRECTORS

      The Board of Directors of the Company is comprised of six directors divided into three classes. At each annual meeting of Stockholders, members of one of the classes, on a rotating basis, are elected for three-year terms. The two persons designated by the Board of Directors as nominees for election at this meeting to serve a three year term expiring in 2001 and until their successors are elected and qualified are O. Gene Bicknell and Michael Braude. Each of the nominees has indicated a willingness and ability to serve as a director. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for any individual director or for all directors will be voted (unless one or both nominees are unable or unwilling to serve) for the election of the nominees named above. Each director requires an affirmative vote of a plurality of the votes cast by the stockholders present at the meeting in person or by proxy to be elected to the Board of Directors. Mr. Bicknell has informed the Company that he intends to vote his shares of Common Stock FOR the election of the nominees named above. If his shares are voted in this manner, the vote required for election of the nominees listed above will be achieved, regardless of how other shares of Common Stock are voted. The names of the directors and nominees, their ages, the years in which their terms of office will expire, their principal occupations during at least the past five years, other directorships held and certain other biographical information are set forth below.

        The Board of Directors recommends that you vote FOR the election of O. Gene Bicknell and Michael Braude.

Nominees  for  Directors to Serve a Three-Year Term to  Expire  in
2001:

     O. GENE BICKNELL, Age 65, Chairman of the Board of the
     Company.
     Mr. Bicknell has been Chairman of the Board of Directors of the Company and its predecessors since 1962. Mr. Bicknell re-assumed the position of Chief Executive Officer, a position he held from 1962 to 1992, on January 31, 1995.

     MICHAEL BRAUDE, Age 62, President and Chief Executive Officer of the Kansas City Board of Trade.
     Mr. Braude has been President and Chief Executive Officer of the Kansas City Board of Trade since 1984. He also serves as a director of Country Club Bank and Midwest Grain Products, Inc. He is on the board of the National Futures Association and is a past chairman of the National Grain Trade Council. He is a trustee of the University of Kansas City and a trustee of Midwest Research Institute, Kansas City. He is a member of the Board of Trustees of Baker University and is Vice President and Director of the Kansas Foundation for Excellence in Education.

Continuing Directors - Not Standing for Election This Year

Directors with Terms Expiring in 1999:

     JAMES  K.  SCHWARTZ,  Age 36, President and  Chief  Operating
     Officer.
     Mr.  Schwartz  was promoted to President and Chief  Operating
     Officer from Executive Vice President and Chief Operating Officer in January, 1995. He also held the positions of Vice President Finance, Treasurer and Chief Financial Officer within the organization, in the past five years.

     WILLIAM A. FREEMAN, Age 54, Vice President and Chief Financial Officer of Semitool, Inc.
     Mr. Freeman has been Vice President and Chief Financial Officer of Semitool, Inc., a semiconductor equipment manufacturer, since March 1998. Previously, Mr. Freemen was self-employed as a management consultant after retiring from Zurn Industries, Inc. in 1995. Mr. Freeman's former consulting clients included, among others, entities privately held by Mr. Bicknell. Mr. Freeman was President of Zurn Industries, Inc., a manufacturing and construction company, from May 1991 through September 1995. During his tenure at Zurn Industries, Inc., Mr. Freeman also held the positions of Senior Vice President and Chief Financial Officer from May 1986 through May 1991 and divisional management positions from January 1973 through April 1986.

Directors with Terms Expiring in 2000:

     FRAN D. JABARA, Age 73, President of Jabara Ventures Group. Mr. Jabara was elected a director of the Company in May 1984. He is currently President of Jabara Ventures Group, a venture capital firm. From September 1949 to August 1989 he was a distinguished professor of business at Wichita State University, Wichita, Kansas. He is also a director of Commerce Bank, Wichita, Kansas and Midwest Grain Products, Inc.

     ROBERT  E.  CRESSLER, Age 59, Partner in  Diverse  Direction,
     Inc. (DDI).
     Mr. Cressler was first elected a director of the Company in April 1985. He has been for more than the past ten years a partner in DDI, which previously operated Pizza Hut restaurants and continues to operate other businesses, including Nutri/System and New Horizons franchises.


         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors met five times during the fiscal year ended March 31, 1998. The Company's standing Stock Option and Compensation Committee and the Company's standing Audit Committee met twice during the last fiscal year. The Company does not have a Nominating Committee. The normal duties of such a committee are carried out by the entire Board of Directors. During the last fiscal year, none of the Company's Directors attended fewer than 75% of the meetings of the Board of Directors or any committee of which he or she was a member.

     AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Jabara and Cressler and Ms. Mary Polfer, whose term as Director expires at the Annual Meeting on July 14, 1998. The Audit Committee recommends to the Board of Directors the independent auditors that will conduct the annual audit of the Company, and also reviews the Company's accounting practices and control systems and reviews the qualifications and performance of the proposed independent auditors.

      STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee is comprised of Messrs. Jabara and Cressler and Ms. Polfer. The Committee reviews and recommends to the Board of Directors the levels, amounts, and types of compensation to be paid to executive officers and directors of the Company. The Committee also determines the number of options to be granted to the Company's executive management and receives and reviews executive management's recommendations regarding options to be granted to all other Company employees.

                       DIRECTOR COMPENSATION

      Non-employee Directors are paid a fee of $750 for each Board meeting attended and $1,000 per month as additional Director's compensation. Directors who are also employees of the Company do not receive any additional compensation solely for serving as directors of the Company.


        STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                     AND INSIDER PARTICIPATION

      The Stock Option and Compensation Committee is currently comprised of three non-employee Directors, Messrs. Jabara and Cressler and Ms. Polfer. Mr. Jabara chairs the Committee. Messrs. Jabara, Cressler, and Freeman, and Ms. Polfer have never been employed by the Company.

           BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDER
                  AND OF DIRECTORS AND MANAGEMENT

      The following table sets forth, as of May 20, 1998, certain information as to the number of shares of common stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding shares, by all directors and nominees, by the Named Executive Officers (as defined under the caption "Executive Compensation") and by the directors and executive officers as a group.

                              Amount and
  Name, and Title             Nature of
  Of Beneficial               Beneficial            Percent
  Owner                       Ownership(1)          of Class

  O. Gene Bicknell(2)
  Chairman, Chief
  Executive Officer
  and Director                  14,237,366            60.2%

  James K. Schwartz
  President and Chief              137,500                *
  Operating Officer,
  Director

  Troy D. Cook                      55,000                *
  Vice President,
  Finance and Chief
  Financial Officer

  Marty D. Couk
  Senior Vice President-
  Pizza Hut Operations              55,806                *

  Robert B. Page
  President, Romacorp, Inc.         75,000                *

  Robert E. Cressler
  Director                            ----                *

  Fran D. Jabara
  Director                           3,998                *

  William A. Freeman
  Director                             400                *

  All executive
  officers and directors        15,215,070            61.5%
  as a group

(1) Includes options for 972,500 shares of Common Stock which could be exercised within 60 days. Does not include options held which are not exercisable within 60 days.
(2) Includes 9,600 shares of Common Stock owned by Mr. Bicknell's spouse. The address for Mr. Bicknell is 720 W. 20th Street, Pittsburg, Kansas, 66762.

* Less than 1% ownership.

           SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and persons owning more that ten percent of a registered class of the Company's securities to file with the United States Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater-than-ten-percent Stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms that they file.
      To the Company's knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, the Company is required to report that Mr. Bicknell was late reporting a November 1997 and December 1997 sale of stock. All forms have been subsequently filed and all requirements are believed to be satisfied.

                      EXECUTIVE COMPENSATION
The following table summarizes, for each of the three fiscal years ended March 31, 1998, March 25, 1997, and March 26, 1996, the
compensation awarded to, earned by, or paid to (i) the Chief Executive Officer (the "CEO") of the Company as of March 31, 1998, and (ii) each of the four most highly compensated executive officers (other than the CEO) who served as executive officers of the Company or its subsidiaries as of March 31, 1998, whose annual compensation exceeded $100,000 for the fiscal year ended March 31, 1998, and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year (i), (ii) and (iii) collectively, the "Named Executive Officers"). The Company does not currently award stock appreciation rights, restricted stock and other long-term incentives (other than stock options) under its executive compensation program.
                    Summary Compensation Table

                                             Long Term
                                             Compen-
                                             sation       All
                                             Award        Other
Name and                       Annual        Securities   Compen-
Principal         Fiscal    Compensation     Underlying   sation
Position         Year(1)  Salary      Bonus  Options      (2)

O. Gene Bicknell    1998  $350,000  $95,000      ----     $57,108
Chairman of the     1997   350,000  100,000      ----      12,778
Board and Chief     1996   300,000  120,000      ----      11,990
Executive Officer(3)

James K. Schwartz(4)1998   225,000   95,000      ----       9,760
President and       1997   200,000   85,000    50,000      10,240
Chief Operating     1996   185,000   77,000    25,000      13,080
Officer

Troy D. Cook        1998   150,000   38,750      ----       9,760
Vice President      1997   130,000   40,000    30,000       5,567
Finance             1996   120,000   28,500    20,000       9,048
Chief Financial
Officer

Marty D. Couk       1998   126,000   12,228      ----       4,416
Senior Vice         1997   126,000   20,604      ----       4,812
President-          1996   119,347   62,622    20,000       4,719
Pizza Hut
Operations

Robert B. Page      1998   160,000   23,207      ----       9,760
President,          1997   140,000   51,250    30,000       4,812
Romacorp, Inc.      1996   126,000   62,500    20,000       4,842

(1)For  the fiscal year ended on the last Tuesday in March for the year noted.
(2)Fiscal 1998 figures consist of the Company's calendar 1997 profit sharing plan contributions, the cost of group term life insurance and accidental death benefits, car allowance, stock option gains and, in the case of Mr. Bicknell, the economic benefit derived from split-dollar life insurance policies paid for by Company (see footnote 3), in the following amounts: Mr. Bicknell, $5,092 profit sharing, $1,260 group insurance, $4,602 car allowance, $46,154 split-dollar insurance; Mr. Schwartz, $5,092 profit sharing, $66 group insurance, $4,602 car allowance; Mr. Cook, $5,092 profit sharing, $66 group insurance, $4,602 car allowance; Mr. Couk, $4,314 profit sharing, $102 group insurance; Mr. Page, $5,092 profit sharing, $66 group insurance; $4,602 car allowance.
(3)The Company pays 100% of the premiums on split-dollar policies insuring the life of Mr. Bicknell. The policies state that the Company is entitled to be reimbursed all premiums it paid, without interest, from the proceeds with the residual to be paid to a named beneficiary. The Company receives a statement from the insurance company specifying the economic benefit derived by Mr. Bicknell under this arrangement, based upon the Company's rights under the policy. The benefit derived for each year is as follows: fiscal 1998, $46,154; fiscal 1997, $7,330; fiscal 1996, $6,512; fiscal 1995, $6,707.
(4)Mr. Schwartz has a five-year employment contract with the Company dated January 27, 1995. If Mr. Schwartz is terminated by the Company for any reason (other than for cause) the Company is required to pay Mr. Schwartz any accrued bonus and an amount equal to his then current base salary for one year and continuation for six months of any benefit plan available to him immediately prior to the termination of the contract. His base salary for the 1998 fiscal year was $225,000. If there is a change in control in the Company and his employment with the Company is terminated, Mr. Schwartz will continue to receive from the Company or a successor entity, as the case may be, his base salary as of the date of the contract for a period of one year.

                   TRANSACTIONS WITH MANAGEMENT

          During the fiscal year ended March 31, 1998, the Company loaned James K. Schwartz, President and Chief Executive Officer $100,000. The principal sum of $100,000 is due on or before January 7, 1999, together with interest thereon, due and payable quarterly based on the Company's average swing-line borrowing rate, adjusted monthly, through the date upon which the principal sum is repaid in full. At March 31, 1998, the principal amount of $100,000 plus accrued interest was due the Company.


                           STOCK OPTIONS

      The following two tables set forth information for the last completed fiscal year relating to (i) grants to and exercises by the Named Executive Officers of stock options pursuant to the Company's 1994 Non-Qualified Stock Option Plan (the "1994 Plan") and the Amended and Restated 1984 Non-Qualified Stock Option Plan (the "1984 Plan" or collectively the Company's "Stock Option Plans"), and (ii) holdings at March 31, 1998, by the Named Executive Officers of unexercised options granted pursuant to the Stock Option Plans. The Company currently does not award stock appreciation rights under its executive compensation program.

       Option Grants in the Fiscal Year Ended March 31, 1998

                                                     Potential
                                                     Realizable
                         % of                         Value at
                         Total                     Assumed Annual
                         Options                      Rates of
                 Number  Granted                    Stock Price
                     of  to         Exercise        Appreciation
                Options  Employees  or Base  Expi-   for Option
                Granted  in Fiscal  Price    ration   Term(2)
Name              (1)    Year       ($/Sh)   Date    5%     10%

O. Gene Bicknell  ----     ----      ----    ----    ----   ----
James K. Schwartz ----     ----      ----    ----    ----   ----
Troy D. Cook      ----     ----      ----    ----    ----   ----
Marty D. Couk     ----     ----      ----    ----    ----   ----
Robert B. Page    ----     ----      ----    ----    ----   ----

(1) Options are generally exercisable beginning 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. All options were granted at the market price or higher on the date of grant and expire ten years from such date, subject to earlier termination in certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(2)  The  values  presented  in these two  columns  are  based  on assumed stock price appreciation rates. The potential realizable dollar value of a grant is the product of (a) the difference between: (i) the product of the per share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option); and (ii) the per share exercise price of the option; and (b) the number of securities underlying the grant at the fiscal year end. THESE ASSUMED APPRECIATION RATES ARE NOT
     DERIVED FROM THE HISTORIC OR PROJECTED PRICES OF THE COMPANY'S STOCK OR RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND THEY SHOULD NOT BE VIEWED AS A PREDICTION OF POSSIBLE PRICES FOR THE COMPANY'S STOCK IN THE FUTURE.

  Aggregated Option Exercises in Fiscal 1998 and Option Value at
                          March 31, 1998

                                                  Value of
                                   Number of      Unexercised
                                   Unexercised    In-the-Money
                Shares             Options at     Options at
                Acquired           March 31, 1998 March 31, 1998
                on       Value     Exercisable/   Exercisable/
Name            Exercise Realized  Unexercisable  Unexercisable(1)

O. Gene Bicknell $----    $----     650,000/----   $3,083,750/----

James K. Schwartz ----     ----   137,500/62,500 1,037,813/370,313

Troy D. Cook      ----     ----    55,000/45,000   391,875/273,125

Marty D. Couk    7,500   68,645    55,000/22,500   408,750/160,625

Robert B. Page  17,500   67,188    75,000/45,000   516,250/273,125

(1) The closing price of the Common Stock on the NASDAQ National
Market on March 31, 1998 was $13 1/4 per share. Value is calculated by determining the difference between the option exercise price and $13 1/4 multiplied by the number of shares of Commons Stock underlying the options.


       REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                     ON EXECUTIVE COMPENSATION

      The compensation for the Company's Chief Executive Officer and its other executives is administered by the Stock Option and Compensation Committee. Following review and approval by the Stock Option and Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of
Directors for approval and ratification. In fiscal 1998, the Board of Directors, with Mr. Bicknell abstaining with respect to his own compensation, approved all recommendations of the Stock Option and Compensation Committee.

       Executive compensation is comprised of three primary components: a base salary, a non-guaranteed performance bonus and stock option grants. The first two are based generally upon short-term performance, with the latter offered as a long-term incentive to the executive. The Company does not offer any deferred compensation plan to its employees.

      In fiscal 1998, the Committee reviewed surveys published by the National Restaurant Association to obtain competitive compensation levels for companies similar in size and nature (i.e., those with multiple restaurants "concepts, " of which the Company had two in Pizza Hut and Tony Roma's restaurants). The Committee seeks to establish base rates believed to be competitive so that the Company is able to attract and retain qualified and experienced executives. Base salaries are reviewed annually taking into account competitive salaries in the industry and the relative performance of the individual and Company during the previous fiscal year. Compensation surveys reviewed by the Committee include many of the peer companies reflected in the Performance Graph included herein; both the surveys and the graph are based upon the same standard industrial code as that of the Company.

      Annual bonuses, if granted, are based primarily upon the individual executive's contribution to the Company. Bonuses are determined by the Stock Option and Compensation Committee and then proposed to the full Board of Directors for ratification and approval, with tentative installments paid quarterly. Because the relative performance and contribution of an executive may not perfectly coincide with earnings reported in the respective fiscal year, bonuses may not correlate directly with a particular division's or company-wide earnings results.

      Executives participate in the NPC International, Inc. Profit Sharing Plan (the "Profit Sharing Plan") along with store management and certain corporate staff, to the extent they meet the requirements for the Profit Sharing Plan. To qualify for the Profit Sharing Plan, an employee generally must have two years of service, be 21 years of age or older and be employed on the last day of the plan year. The Board of Directors determines the overall contribution to the Profit Sharing Plan for each division, and executives who participate in the Profit Sharing Plan receive a pro-rata share of that contribution. A participant's share of the annual Profit Sharing Plan contribution generally is computed to be the proportion of his/her salary (as adjusted to meet ERISA requirements) relative to the combined salaries of all participants in the Profit Sharing Plan. The five executives named in the Summary Compensation Table participated in the Profit Sharing Plan.

      The Company utilizes long-term awards in the form of stock options to strengthen the link between executive pay and overall Stockholder return. Stock options have been periodically issued pursuant to the Stock Option Plans and have been an integral part of executive officer compensation. The Stock Option and
Compensation  Committee  believes  such  options  will  align  the interests of the Company's executives with those of its Stockholders. The Committee believes that Company performance is reflected over time in the price of the Company's stock and that improving the stock price benefits the Stockholders collectively in addition to the individual executive.

      The Stock Option and Compensation Committee does not impose strict formulas or compare results to specific pre-set performance targets in determining overall compensation for executive officers. Factors considered by the Stock Option and Compensation Committee in determining current performance and the related compensation for the Company's executive officers for the 1998 fiscal year include (i) the achievement of minimum performance standards (generally prior year operating performance, adjusted for those factors in the current or prior year which are outside the control of the individual being considered), (ii) current year earnings performance in relation to performance of the Company's competitors, (iii) overall Stockholder return (in the form of stock price appreciation), (iv) the organizational level at which the executive functions, (v) the individual executive's success in performing the requisite duties and responsibilities of his or her office, and (vi) compensation levels for executives at companies which are similar in size and complexity to the Company.

      While some or all of these factors are considered in judging the performance of each executive, certain of the factors may have more or less relevance in determining a specific individual's performance and resulting pay. Particular factors may be considered more relevant to, and weigh more heavily in determination of compensation for, the executive who exercises operating control over a division or subsidiary than for an executive who performs a general function.

Chief Executive Officer Compensation

     The Stock Option and Compensation Committee utilizes the same factors in determining the compensation of its Chief Executive
Officer as it does for all executives of the Company. Although there are specific discussions regarding overall company performance and the Chief Executive Officer's contribution in achieving those results, there is no unique criterion applied to the Chief Executive Officer that is not also applied to other key executives of the Company, as outlined above. Mr. Bicknell does not participate in the discussion or vote when deliberations regarding his salary are before the Board of Directors, of which he is a member.


      In determining Mr. Bicknell's bonus in the current and prior year, the Committee considered the amount of time he spent on activities which were unrelated to the Company over the course of each fiscal year.

Compensation Committee Members

Fran D. Jabara
Robert E. Cressler
Mary M. Polfer


                   COMPARATIVE PERFORMANCE GRAPH

      Below is a graph comparing the total return on an indexed basis of a $100 investment in (i) the Company's Common Stock, (ii) a peer group of the Company and (iii) the overall broad equity market in which the Company participated. Management considers the Company's peer group to be all publicly-held companies with a primary Standard Industrial Code between 5800 and 5899 (Eating and Drinking Establishments) in existence during the reporting period. The broad equity market index consists of all NASDAQ companies. All indices are based upon total return, weighted for market capitalization and with dividends reinvested; they are published by and available through the University of Chicago's Center for Research in Security Prices. The historical stock price performance shown on this graph is not indicative of future price performance.


                Mar-93   Mar-94  Mar-95   Mar-96   Mar-97 Mar-98
NPC
International,
Inc.           100.00     87.30   70.90   139.00  161.20   204.60
Peer Group     100.00    110.30  122.10   161.90  186.00   276.90
Nasdaq Stock
Market(1)      100.00    102.80   83.60   102.70   83.10    91.30

(1) Represents SIC Codes 5800-5899.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee recommended and the Board of Directors approved the selection of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ended March 31, 1998. Ernst and Young LLP examined the financial statements of the Company for the most recent completed fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Audit Committee has not made a recommendation with respect to Ernst & Young LLP for fiscal 1999 because meetings regarding such services have not yet occurred. There have been no changes in, or disagreements with, the Company's independent accountants on accounting or financial disclosure matters.


                     PROPOSALS OF STOCKHOLDERS

      Proposals of Stockholders of the Company intended to be presented at the Annual Meeting of Stockholders to be held in 1999 must be received at the principal executive offices of the Company by the Board of Directors for inclusion in the proxy statement and form of proxy relating to that meeting no later than February 5, 1999. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary of the Company.


                           MISCELLANEOUS

      No business other than that described herein is expected by the Board of Directors to come before this meeting, but should any other matters requiring the vote of Stockholders arise, the proxy holders will vote thereon according to their best judgment.


                       AVAILABLE INFORMATION

      A copy of the Company's 1998 Annual Report to Stockholders accompanies this proxy. Additional copies of the Company's Annual Report to Stockholders and copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1998 are available without charge upon request. Requests should be addressed to the Chief Financial Officer, NPC International, Inc., 720 W. 20th Street, Pittsburg, KS 66762.


                         By Order of the B   Board of Directors



                         David G. Short
                         Secretary
Pittsburg, Kansas
June 3, 1998